UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DAILY JOURNAL CORPORATION

(Name of Registrant as Specified in Its Charter)

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DAILY JOURNAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held February 4, 2004

To the Shareholders of

DAILY JOURNAL CORPORATION

The Annual Meeting of Shareholders of Daily Journal Corporation (the “Company”) will be held at 915 East First Street, Los Angeles, California 90012 on Wednesday, February 4, 2004, at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement which is attached hereto and incorporated herein:

(1)	Election of a Board of Directors.

(2)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the current fiscal year.

(3)	Such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 12, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Ira A. Marshall, Jr.

Secretary

January 2, 2004

IMPORTANT

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

DAILY JOURNAL CORPORATION

915 East First Street

Los Angeles, California 90012

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

February 4, 2004

Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on February 4, 2004 at 915 East First Street, Los Angeles, California 90012 at 10:00 a.m., and at any adjournment thereof. Each properly executed proxy received prior to the Annual Meeting will be voted as directed, but, if not otherwise specified, proxies will be voted for the election of the nominees for directors named in this Proxy Statement and to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the current fiscal year. As to any other business which may properly come before the meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the discretion of the holders thereof.

Each shareholder has the right to revoke his proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 915 East First Street, Los Angeles, California 90012, a written revocation or a properly executed proxy bearing a later date, or by voting in person.

The Company will bear the cost it contracts for in solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, or telecopier by officers, directors and other employees of the Company (none of whom will receive additional compensation therefor). The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

The close of business on December 12, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Shares of Common Stock, of which 1,508,573 were outstanding on December 12, 2003, are the only voting securities of the Company. A majority of the Company’s outstanding shares of Common Stock as of December 12, 2003 must be represented in person or by proxy to constitute a quorum for the Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting. This Proxy Statement and the enclosed form of proxy were first mailed to shareholders on or about January 2, 2004.

ELECTION OF DIRECTORS

The Bylaws of the Company permit from three to five members of the Board of Directors. Presently, five directors serve on the Board. The directors are elected annually and serve until the next annual meeting of shareholders and the election of their successors.

The independent members of the Board of Directors have nominated for election the five current directors of the Company. Shareholders have cumulative voting rights in the election of directors. This means that each shareholder has the right to cast a number of votes equal to his number of shares of Common Stock multiplied by the number of directors to be elected, and to cast all of such votes for one nominee or distribute such votes among two or more nominees as he chooses. The right to vote cumulatively is dependent on a shareholder’s giving notice of his intention to cumulate his votes either to an officer of the Company in writing 48 hours before the meeting or by an announcement during the meeting before the voting for directors commences. Once such notice is given, all other shareholders entitled to vote at the meeting will be without further notice entitled to cumulate their votes. Unless otherwise instructed, the persons named in the accompanying form of Proxy will vote the proxies for the five nominees named below, reserving the right, however, to cumulate such votes and to distribute them among the nominees at the discretion of the Proxyholders.

Directors are elected by a plurality of the votes cast by the shares entitled to vote thereon. Abstentions and broker non-votes are not counted as votes cast in favor of any nominee.

The Board of Directors of the Company does not contemplate that any of the following nominees will become unavailable prior to the meeting, but if any such persons should become unavailable, proxies will be voted for such other nominees as may be selected by the Company’s independent directors.

Directors

The information set forth below as to each nominee for election as director has been furnished to the Company by the respective persons named below:

Name	Age	Principal Occupation Last Five Years
Charles T. Munger	80	Mr. Munger has been Chairman and a director of the Company since 1977. He also serves as Vice Chairman and a director of Berkshire Hathaway Inc., a holding company with interests in insurance companies, corporations engaged in the retail sale of consumer goods, a manufacturer of premium candies, various other manufacturers, the publisher of The World Book Encyclopedia and a newspaper, the Buffalo News. Mr. Munger is also Chairman of the Board of Directors of Wesco Financial Corporation (80% owned by Berkshire Hathaway Inc.), which owns an insurance company, a furniture rental business and a specialty steel distribution company. Mr. Munger is a director of COSTCO Wholesale Corporation, a discount merchant.

J.P. Guerin	74	Mr. Guerin has been Vice Chairman and a director of the Company since 1977. Prior to retiring in 2002, Mr. Guerin was a director of Lee Enterprises, Incorporated, a company owning newspapers. Mr. Guerin is a private investor.

Name	Age	Principal Occupation Last Five Years
Gerald L. Salzman	64	Mr. Salzman was elected to the Board of Directors and became President of the Company in 1986. Mr. Salzman also acts as Chief Executive Officer, Chief Financial Officer, Treasurer and Assistant Secretary of the Company.

Donald W. Killian, Jr.	74	Mr. Killian has been a director of the Company since 1988. Prior to retiring in 1998, Mr. Killian was an attorney in private practice. Mr. Killian is a private investor and co-trustee of several private trusts.

George C. Good	81	Mr. Good has been a director of the Company since 1988. Mr. Good is a private investor.

Proxies given without instructions will be voted FOR the nominees listed above.

The Board of Directors has determined that Messrs. Killian, Good and Guerin are “independent” in accordance with Nasdaq Marketplace Rule 4200. Accordingly, a majority of the members of the Board of Directors are independent, as required by Nasdaq Marketplace Rule 4350(c)(1).

The Board of Directors has two standing committees: the audit committee, consisting of Messrs. Killian, Good, and Guerin, and the compensation committee, consisting of all directors other than Mr. Salzman. During the fiscal year ended September 30, 2003, the Board of Directors held three meetings. Each of the audit committee and the compensation committee held one meeting during the fiscal year. Each director attended all of the meetings of the Board and any committee of which he was a member. The Company does not require its directors to attend the Annual Meetings of Shareholders, but all of the Company’s five directors attended the 2003 Annual Meeting.

Audit Committee

The audit committee was established in accordance with Section 3(a)(35)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company’s accounting policies, internal controls, and financial reporting practices. The Board of Directors has determined that Mr. Guerin is an “audit committee financial expert,” as that term is used in Item 401(h) of Regulation S-K promulgated under the Exchange Act. The Board of Directors has also determined that Mr. Guerin is independent even though he falls outside the “safe harbor” definition set forth in Rule 10A-3(e)(1)(ii) under the Exchange Act because he owns in excess of 10% of the Company’s common stock. Among other things, the Board considered Mr. Guerin’s history of service and the percentage of common stock held by others, and it determined that he is not an “affiliated person” of the Company who would be ineligible to serve on the audit committee. The Board of Directors believes that each of Messrs. Guerin, Killian and Good are independent under Nasdaq Marketplace Rule 4200, meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act, and satisfy the other audit committee membership requirements specified in Nasdaq Marketplace Rule 4350(d)(2)(A).

Compensation Committee

In accordance with recently adopted amendments to Nasdaq Marketplace Rule 4350(c), the compensation committee is responsible for determining the compensation of the Company’s Chief

Executive Officer and all other officers. In addition, Rule 4350(c) now requires that the compensation committee be comprised solely of independent directors. Accordingly, Mr. Munger, the Company’s chairman, is expected to resign from the compensation committee immediately following the Annual Meeting.

Nominations

There is no standing nominating committee, but Messrs. Killian, Good and Guerin, the Company’s independent directors, are responsible for selecting nominees for election to the Board of Directors. The Company believes that its independent directors are able to fully consider and select appropriate nominees for election to the Board without operating as a formal committee or pursuant to a written charter. For this same reason, the Company does not have a formal policy by which its shareholders may recommend director candidates, but Messrs. Killian, Good and Guerin will certainly consider candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 915 East First Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. At a minimum, candidates for election to the Board must meet the independence requirements of Nasdaq Marketplace Rule 4200 and Rule 10A-3 under the Exchange Act. Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements. The same five individuals have comprised the Company’s Board of Directors since 1988, and there is not a formal process for identifying or evaluating new nominees to the Board. Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by anyone else, although Messrs. Killian, Good and Guerin may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. Messrs. Killian, Good and Guerin will consider all relevant qualifications as well as the needs of the Company in terms of compliance with Nasdaq listing standards and Securities and Exchange Commission rules.

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at 915 East First Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid by the Company during the last three fiscal years to the president, who is the only executive officer of the Company whose aggregate compensation for any of such years exceeded $100,000.

SUMMARY COMPENSATION TABLE

Annual Executive Compensation in Fiscal 2001 – 2003

	Fiscal Year	Salary	Bonus	Other Compensation Amount (1)
Gerald L. Salzman	2003	$250,000	$200,000	$260,480
Chief Executive Officer, President,	2002	250,000	200,000	72,520
Chief Financial Officer, Treasurer and	2001	250,000	—	—
Assistant Secretary

(1)	All amounts were paid pursuant to the Company’s Deferred Management Incentive Plan. As described in more detail under the heading “Deferred Management Incentive Plan,” Mr. Salzman has received certificates entitling him to a designated share of the Company’s income before taxes on a consolidated basis. Mr. Salzman received in fiscal 2003 a certificate entitling him to .55% of such earnings for the current and the next nine years. (The .55% awarded in fiscal 2003 replaced an earlier awarded certificate which terminated with a final payment in fiscal 2002.) Mr. Salzman’s 2003 certificate resulted in a payment of $17,600 for fiscal 2003.

DEFERRED MANAGEMENT INCENTIVE PLAN

EXECUTIVE AWARDS IN FISCAL 2003

	Number of shares, units or other rights		Performance or other period until maturation or payout		Estimated future payouts under non-stock price-based plans
Name					Threshold	Target		Maximum
Gerald L. Salzman	.55	% (1)	9 years	(1)	$0	$158,400	(2)	—	(2)

(1)	As described in more detail under the heading “Deferred Management Incentive Plan,” Mr. Salzman received a certificate in fiscal 2003 entitling him to .55% of the Company’s income before taxes on a consolidated basis for the current year and the next nine years.
(2)	Should the Company’s income before taxes for the next nine years be the same as in fiscal 2003, the grant Mr. Salzman received in fiscal 2003 would result in total payments to him over the next nine years of $158,400. The actual payments to Mr. Salzman will vary, however, depending on the Company’s income before taxes in each year of such period.

Certain Relationships and Related Transactions

The Company utilizes the software consulting services of Jon Darin Salzman, the son of the Company’s president, Gerald L. Salzman. In fiscal 2003, he billed the Company approximately $125,000 for 1,920 hours of software consulting work, and aggregate payments are expected to be at approximately the same rate in fiscal 2004. In addition, Dorothy Salzman, the wife of Gerald L. Salzman, is employed by the Company as Director of Personnel at an annual rate of $75,000. In fiscal 2003, Mrs. Salzman’s work was less than full time and resulted in aggregate compensation of less than $60,000. It is possible, however, that her compensation in fiscal 2004 could exceed $60,000.

Compensation of Directors

Messrs. Munger, Guerin and Salzman receive no fees for services as a member of the Company’s Board of Directors. Messrs. Killian and Good each receive a yearly stipend of $5,000. In addition, the Company reimburses directors for travel and other expenses incident to service.

Compensation Committee Interlocks and Insider Participation

Mr. Munger, the chairman of the Company, serves on the compensation committee of the Board. Mr. Munger does not receive compensation from the Company.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all directors, officers and employees of the Company. The Code of Ethics is attached as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2003.

Deferred Management Incentive Plan

Prior to fiscal 2003, participation in the Company’s Deferred Management Incentive Plan entitled certain employees of the Company to a designated share of the Company’s income before taxes for the lesser of (a) ten years or (b) the period during which such employee remains in the Company’s employ or in retirement (and not competing with the Company) following employment with the Company to age 65. Non-negotiable certificates specifying the designated share of pre-tax earnings were given to employees as evidence of their participation in the Deferred Management Incentive Plan. Certificates were awarded by on the basis of employee performance.

In fiscal 2003, the Company modified the Deferred Management Incentive Plan by creating three different kinds of certificates in order to entitle participants to a share of the Company’s pre-tax earnings related to their core responsibilities. Employees who work in the Company’s traditional publishing business are now eligible to receive “Daily Journal Non-Consolidated Certificates,” while those working for Sustain are eligible to receive “Sustain Certificates.” Mr. Salzman and other employees with responsibilities for the entire business are eligible to receive “Daily Journal Consolidated Certificates.” In addition, each outstanding certificate issued under the Deferred Management Incentive Plan prior to fiscal 2003 has been converted into one of these three types of awards based on the nature of the particular participant’s responsibilities.

The new Daily Journal Consolidated Certificates are identical to the certificates issued under the Deferred Management Incentive Plan prior to fiscal 2003. The new Daily Journal Non-Consolidated Certificates entitle participants to a share of the pre-tax earnings attributable to all non-Sustain operations, while the new Sustain Certificates entitle participants to a share of the pre-tax earnings attributable to the Sustain segment only. Each of the new Certificates issued in fiscal 2003 entitles the participant to the specified share of the applicable pre-tax earnings in fiscal 2003 and the same percentage of the then-applicable pre-tax earnings in each of the next nine years provided the participant is employed by the Company or in retirement (and not competing with any of the Company’s businesses) following employment with the Company to age 65. The term of each outstanding certificate that was converted into a new type of Certificate during fiscal 2003 will continue to run from the date the original certificate was issued. All Certificates are still awarded on the basis of employee performance.

In fiscal 2003, the Company granted Daily Journal Non-Consolidated Certificates entitling employees to receive an aggregate of .50% of the pre-tax earnings of the Company’s non-Sustain operations (approximately $28,350 for fiscal 2003), and it granted Sustain Certificates entitling employees to receive an aggregate of 1.39% of Sustain’s pre-tax earnings ($0 for fiscal 2003). Also in fiscal 2003, the Company granted one Daily Journal Consolidated Certificate entitling Mr. Salzman to receive .55% of the Company’s total pre-tax earnings ($17,600 for fiscal 2003). In each case, the pre-tax earnings for fiscal 2003 were calculated as earnings before taxes, workers’ compensation expense and supplemental compensation expense. Sustain’s losses in fiscal 2003 resulted in there being no payments pursuant to the Sustain Certificates, and such losses adversely affected the payments made pursuant to the Daily Journal Consolidated Certificates.

The aggregate supplemental compensation awarded under the Deferred Management Incentive Plan in fiscal 2003 was $479,405. That compares to an aggregate of $112,455 awarded under the Deferred Management Incentive Plan in fiscal 2002, $0 awarded in fiscal 2001, $342,930 awarded in fiscal 2000 and $492,660 awarded in fiscal 1999. The following tables set forth additional information about certificates granted and payments made to all employees pursuant to the Deferred Management Incentive Plan.

DEFERRED MANAGEMENT INCENTIVE PLAN

DAILY JOURNAL COMBINED AWARDS AND PAYMENTS IN FISCAL 1999-2002

	Percentage of pre-tax consolidated earnings		Aggregate supplemental compensation
Fiscal Year (1)	Aggregate granted for year	Net aggregate cumulative grants	For current year grants	For prior year grants	Total
1999	1.93	11.58%	$82,110	$410,550	$492,660
2000	2.22	11.69	65,250	277,680	342,930
2001	1.39	12.49	—	—	—
2002	1.08	12.72	9,555	102,900	112,455

(1)	In fiscal 2003, the certificates issued in prior years were converted into certificates representing a right to participate in a share of the pre-tax earnings generated by either (i) the Company’s non-Sustain operations, (ii) the Company’s Sustain operations or (iii) the Company’s consolidated operations. Prior to fiscal 2003, all awards were based on the pre-tax earnings of the Company’s consolidated operations.

DEFERRED MANAGEMENT INCENTIVE PLAN

DAILY JOURNAL NON-CONSOLIDATED (NON-SUSTAIN) AWARDS AND

PAYMENTS IN FISCAL 2003

	Percentage of pre-tax Daily Journal non-consolidated earnings		Aggregate supplemental compensation
Fiscal Year	Aggregate granted for year	Net aggregate cumulative grants (1) (2)	For current year grants	For prior year grants (1)	Total
2003	0.50%	3.85%	$28,350	$190,575	$218,925

(1)	Includes grants and payments made pursuant to certificates awarded prior to fiscal 2003 that previously entitled the participants to a share of the Company’s pre-tax earnings on a consolidated basis.
(2)	Net of reductions for expired certificates.

DEFERRED MANAGEMENT INCENTIVE PLAN

SUSTAIN AWARDS AND PAYMENTS IN FISCAL 2003

	Percentage of pre-tax Sustain earnings		Aggregate supplemental compensation
Fiscal Year	Aggregate granted for year	Net aggregate cumulative grants (1)	For current year grants	For prior year grants (1)	Total
2003	1.39%	1.50%	$0	$0	$0

(1)	Includes grants and payments made pursuant to certificates awarded prior to fiscal 2003 that previously entitled the participants to a share of the Company’s pre-tax earnings on a consolidated basis.

DEFERRED MANAGEMENT INCENTIVE PLAN

DAILY JOURNAL CONSOLIDATED AWARDS AND PAYMENTS IN FISCAL 2003

	Percentage of pre-tax consolidated earnings		Aggregate supplemental compensation
Fiscal Year	Aggregate granted for year (1)	Net aggregate cumulative grants (2) (3)	For current year grants	For prior year grants (3)	Total
2003	0.55%	8.20%	$17,600	$242,880	$260,480

(1)	Mr. Salzman is the only employee of the Company to have received a Daily Journal Consolidated Certificate in fiscal 2003.
(2)	Net of reductions for expired certificates.
(3)	Mr. Salzman is the only employee of the Company whose certificates granted prior to fiscal 2003 continue as Daily Journal Consolidated Certificates.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is administered by the compensation committee, consisting of all of the non-employee directors of the Company.

The Company’s compensation program for management currently consists of three elements: base salary, year-end bonuses and participation in the Deferred Management Incentive Plan. Salary and bonus payments are primarily designed to reward current and past performance, while awards granted pursuant to the Deferred Management Incentive Plan are aimed at providing incentives for long-term future profitability of the Company. In determining the amount and form of executive compensation to be paid or awarded in 2003, the Board considered the Company’s overall performance over a period of years, rather than constructing a guideline or formula based on any particular performance measure in a single year. The performance and contribution of the individual are the primary criteria used to determine salary.

Base salaries are determined by evaluating the responsibilities of the position and the individual’s performance. A smaller number of employees receive year-end bonuses and/or participate in the Deferred Management Incentive Plan. The Company has no stock option plans, retirement plans, disability insurance programs or traditional perquisites. The Company does offer health insurance plans which include a life insurance policy for full-time employees. The concept underlying the Deferred Management Incentive Plan is to link compensation to the performance of the Company by granting to participating employees a percentage of income before taxes in the current year and each of the next nine years subsequent to the grant, provided they remain employed by the Company or are retired and have worked for the Company until age 65. The committee recognizes that a significant portion of the compensation paid pursuant to the Deferred Management Incentive Plan relates to the certificates earned in prior years with future payments entirely dependent on earnings.

The compensation committee believes the Deferred Management Incentive Plan is preferable to a conventional stock option plan. As a mechanism for compensation, a stock option plan is capricious, as employees awarded options in a particular year would ultimately receive too much or too little compensation for reasons unrelated to employee performance. Such variations could cause undesirable effects, as employees receive different results for options awarded in different years. In addition, a conventional stock option plan would fail properly to weigh the disadvantage to shareholders through dilution. The Deferred Management Incentive Plan was implemented in combination with repurchases of the Company’s stock, and therefore the Company’s per share earnings have not been diluted by grants under the Deferred Management Incentive Plan. At September 30, 2003, 69,500 units for Daily Journal Non-Consolidated Certificates, 27,000 units for Sustain Certificates and 148,000 units for Daily Journal Consolidated Certificates (which are approximate share equivalents based on stock outstanding at the commencement of the plan) were outstanding under the Deferred Management Incentive Plan while 341,821 shares of the Company’s common stock (including Treasury Shares) have been repurchased since the commencement of the plan.

This year the compensation committee decided to change the Company’s Deferred Management Incentive Plan to create three types of awards. Continuing losses in the Sustain segment were reducing the amounts that would otherwise be payable to the employees of our traditional publishing business. By creating separate interests for our Sustain employees and our publishing employees, we have accounted for the very different nature of the Company’s businesses and the fact that very few of the Company’s employees have responsibilities that relate to both the traditional business and Sustain. Any awards to Gerald L. Salzman, of course, will continue to be based on the pre-tax earnings of the Company on a consolidated basis.

Charles T. Munger, chairman, continues to work for nothing and to own a substantial number of shares. Mr. Salzman is the only executive officer who receives compensation and, in determining his compensation package, the committee recognized that Mr. Salzman serves in several executive capacities. Mr. Salzman currently serves as the Company’s chief executive officer, president, treasurer, assistant secretary, chief accounting officer and chief financial officer.

During fiscal 2003, Mr. Salzman’s base salary remained $250,000, or the same as the amounts paid in each fiscal year since 1992. Mr. Salzman received a bonus of $200,000 in each of fiscal 2003 and 2002, none for fiscal 2001 and $100,000 in each other fiscal year since 1992. The committee believes that the amounts of base salary (which will be continued at the same level for fiscal 2004) and bonus were warranted by Mr. Salzman’s performance in fiscal 2003. While the committee did not undertake a comparison of Mr. Salzman’s compensation to amounts paid by other companies to their chief executive officers, the committee members did utilize in their determination of Mr. Salzman’s compensation their collective current and past experience as directors and executive officers of numerous companies. After considering the amount of the certificates previously granted to Mr. Salzman under the Deferred Management Incentive Plan, the committee granted to Mr. Salzman additional certificates entitling him to receive about .55% or $17,600 in fiscal 2003 of the pre-tax earnings of the Company. Certificates awarded to Mr. Salzman in earlier years of the Deferred Management Incentive Plan, which constitute the largest portion of his certificates, began to expire after fiscal 1996, and those Certificates expiring in fiscal 2003 were for .55% of pre-tax earnings. In addition, pursuant to previously granted certificates, Mr. Salzman received 8.20% or $260,480 of the fiscal 2003 pre-tax earnings. The compensation committee will continue to examine the appropriate amount of future grants to Mr. Salzman in light of the Company’s financial performance and the expiration, or expected expiration, of a substantial portion of the certificates Mr. Salzman currently holds.

Compensation committee:

Charles T. Munger

J. P. Guerin

Donald W. Killian, Jr.

George C. Good

AUDIT COMMITTEE REPORT

The Company’s audit committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and the Company’s Audit Committee Charter. The audit committee has received written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant its independence, including whether the provision of its services is compatible with maintaining its independence.

Based on this review and these discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

The Company’s Board of Directors has adopted a written Audit Committee Charter for the audit committee. The audit committee recently amended the Charter in light of, among other things, additional obligations imposed by new Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002. A copy of the amended Charter is attached as Appendix A.

Audit committee:

Donald W. Killian, Jr.

George C. Good

J. P. Guerin

PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total return on the Company’s common stock, the Standard & Poor’s 500 Composite Index and the Standard & Poor’s Publishing- Newspapers MidCap Index, assuming $100 was invested on September 30, 1998, and all dividends were reinvested. The Company has not declared a dividend in any of the fiscal years shown.

Daily Journal Corporation

Total Cumulative Shareholder Return for Five Years Ended September 30, 2003

September 30	1998	1999	2000	2001	2002	2003
Daily Journal Corporation	100.00	104.64	81.79	77.50	72.86	76.49
S&P 500	100.00	127.81	144.78	106.24	84.48	105.09
S&P Publishing & Printing - MidCap	100.00	112.92	122.91	107.77	124.64	126.44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 12, 2003 the names and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the holdings of each nominee for director, and the holdings of all directors and executive officers as a group. Each person has sole investment and voting power, except where indicated otherwise.

Beneficial Owner	Amount Beneficially Owned		Percent of Class
Munger, Marshall & Co.	599,409	(1)	39.7%
Charles T. Munger	599,409	(1)	39.7
Ira A. Marshall, Jr.	601,609	(1)	39.9
J.P. Guerin	265,338	(2)	17.6
The Guerin Family Trust	165,744	(3)	11.0
Wallace R. Weitz & Company	114,800	(4)	7.6
Gerald L. Salzman	31,827	(5)	2.1
Donald W. Killian, Jr.	3,100	(6)	(8)
George C. Good	None		—
All directors and executive officers as a group (six persons)	901,874	(7)	59.8

(1)	599,409 shares are owned by Munger, Marshall & Co., a California limited partnership, whose address is 355 South Grand Avenue, Los Angeles, California 90071, in which partnership Mr. Munger and Ira A. Marshall, Jr., Secretary of the Company, are sole general partners and controlling persons who share investment and voting power. Mr. Munger and Mr. Marshall own aprpoximately 16.7% and 2.5%, respectively, of the interest in Munger, Marshall & Co. Mr. Munger’s and Mr. Marshall’s business address is 355 South Grand Avenue, Los Angeles, California 90071. The Company owns approximately 7.9% of the interest in Munger, Marshall & Co.
(2)	221,708 shares are held by The Guerin Family Trust and another trust for which Mr. Guerin is trustee and a beneficiary; 10,868 shares are held by a trust for which Mr. Guerin serves as trustee, as to which shares Mr. Guerin disclaims beneficial ownership; 6,762 shares are held by Mr. Guerin’s wife, who exercises sole investment and voting power over such shares, as to which shares Mr. Guerin disclaims beneficial ownership; and 26,000 shares are held by the Guerin Foundation, as to which shares Mr. Guerin exercises sole investment and voting power but disclaims beneficial ownership. Mr. Guerin’s, the trusts’, and the foundation’s business address is 355 South Grand Avenue, Los Angeles, California 90071.
(3)	Mr. Guerin is trustee and a beneficiary of this trust.
(4)	According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2001, Wallace R. Weitz & Company and Mr. Wallace R. Weitz, president and primary owner of Wallace R. Weitz & Company, may be deemed to be the beneficial owners of 114,800 shares owned of record by investment advisory clients of Wallace R. Weitz & Company. The address of Wallace R. Weitz & Company and Mr. Weitz is 1125 South 103rd Street, Suite 600, Omaha, Nebraska 79124.
(5)	30,936 of such shares are held by a pension plan of Mr. Salzman, 191 shares are held by a pension plan of Mr. Salzman’s wife, who holds sole investment and voting power over such shares.

(6)	All of such shares are held by Mr. Killian and Annabelle L. Killian as trustees for the Killian Family 1987 Revocable Trust, who share investment and voting power.
(7)	This figure eliminates double counting of 599,409 shares owned by Munger, Marshall & Co., of which both Mr. Munger and Mr. Marshall are general partners, and of 165,744 shares of the Guerin Family Trust, for which Mr. Guerin is a trustee and beneficiary.
(8)	Less than 1%.

RATIFICATION OF RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The audit committee of the Board of Directors has selected Ernst & Young LLP to serve as Company’s independent accountants during the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make such statements as Ernst & Young LLP may desire and will be available to answer appropriate questions from shareholders.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the current fiscal year will require that the votes cast in favor of ratification exceed the votes cast against ratification. Abstention and brokers non-votes are not counted for purposes of determining whether this proposal has been approved.

Proxies given without instructions will be voted FOR ratification of Ernst & Young LLP as the Company’s independent accountants.

OTHER MATTERS REGARDING INDEPENDENT ACCOUNTANTS

Audit Fees

Ernst & Young LLP billed aggregate fees of $94,527 for professional services rendered for the audit of the Company’s fiscal 2003 financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal 2003. Ernst & Young LLP billed aggregate fees of $80,500 for the same services in fiscal 2002.

Audit-Related Fees

“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees billed by Ernst & Young LLP in either fiscal 2003 or fiscal 2002.

Tax Fees

There were no fees billed by Ernst & Young LLP in either fiscal 2003 or fiscal 2002 for tax compliance, tax advice or tax planning. The Company’s tax services are performed by a separate outside accounting firm.

All Other Fees

The “audit fees” mentioned above are the only fees billed by Ernst & Young LLP in fiscal years 2003 and 2002.

Pre-Approval Policies

Pursuant to the rules and regulations of the Securities and Exchange Commission, before the Company’s independent accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to the committee’s pre-approval policies and procedures. The audit committee has adopted a policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services. The policy is attached as Appendix B.

OTHER MATTERS

Other Business

The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed in the notice of Annual Meeting and discussed above. If other matters should come before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

Cost of Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. The Company may reimburse persons holding shares in their names as custodians, nominees, or fiduciaries for expenses they may incur in obtaining instructions from beneficial owners of such shares.

Proposals of Security Holders

It is expected that the Company’s 2005 Annual Meeting will be held on or about February 9, 2005. Shareholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or before September 4, 2004. Any such shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

Stockholders intending to present proposals from the floor of the 2005 Annual Stockholder Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, must notify the Company of such intentions before November 18, 2004. After such date, the Company’s proxy in connection with the 2004 Annual Stockholder Meeting may confer discretionary authority on the Board to vote on any such proposals.

Annual Report to Shareholders

Enclosed with this Proxy Statement is the Annual Report of the Company for the year ended September 30, 2003. The enclosed Annual Report is included for the convenience of shareholders only and should not be viewed as part of the proxy solicitation material.

Additional Information

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Shareholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request prior to the date of the Annual Meeting. The request should identify the person requesting the Report as a shareholder of the Corporation as of December 12, 2003. The exhibits of that Report will also be provided upon request and payment of copying charges. Requests should be directed to Mr. Gerald L. Salzman, Daily Journal Corporation, 915 East First St., Los Angeles, California 90012.

By Order of the Board of Directors

Ira A. Marshall, Jr.

Secretary

DATED: January 2, 2004

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

DAILY JOURNAL CORPORATION

CHARTER

I.    PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors (the “Board”) of Daily Journal Corporation (the “Corporation”) in fulfilling its oversight responsibilities by reviewing (i) the Corporation’s financial reports, (ii) the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that the Board and management have established, and (iii) the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Select the Corporation’s independent accountants and review and appraise their audit efforts.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

•	Oversee the independence of the independent accountants.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

(a)  The Audit Committee shall be comprised of three or more directors as determined by the Board.

(b)  All members of the Audit Committee shall meet the independence requirements of the National Association of Securities Dealers, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities Exchange Commission (the “Commission”).

(c)  The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

(d)  All members of the Audit Committee shall be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall be a “financial expert” as defined by the Commission. The Board will determine which member (or members) of the Audit Committee shall be designated as a “financial expert.”

(e)  When appropriate, the Audit Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee may direct.

III.    MEETINGS

(a)  The Audit Committee shall meet as frequently as circumstances dictate.

(b)  As part of its job to foster open communication, the Audit Committee should meet at least annually with senior and financial management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

(a)  Documents/Reports Review

1.  Review this Charter at least annually, and amend it as conditions dictate.

2.  Review the Corporation’s annual financial statements and any reports or other financial information prepared by the independent accountants. If deemed appropriate after such review, the Audit Committee shall recommend to the Board that the financial statements be included in the Corporation’s 10-K.

3.  Review the regular internal reports to senior management prepared by financial management and any responses to such reports.

4.  Review each 10-Q prior to its filing.

5.  Discuss with the independent accountants the Corporation’s quarterly financial statements prior to the filing of the Corporation’s 10-Q, including the results of the independent accountants’ review of the quarterly financial statements in accordance with Rule 10-01(d) of Regulation S-X.

6.  Review with financial management and the independent accountants those communications required to be communicated by the independent accountants by Statement of Accounting Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit.

7.  Prepare (i) the Audit Committee report required by the rules of the Commission to be included in the Corporation’s annual proxy statement and (ii) any disclosure required to be included in the Corporation’s public filings if the Audit Committee approves the performance of any non-audit services by the independent accountants.

(b)  Independent Accountants, Independent Counsel, and Other Advisers

8.  Have the authority to appoint, oversee, evaluate and, where appropriate, replace the independent accountants, who shall report directly and be accountable to the Audit Committee.

9.  Be directly responsible for approving the fees and other compensation to be paid to the independent accountants for the purpose of preparing or issuing an audit report or related work, and for oversight of their work (including resolution of any disagreements between management and the independent accountants regarding financial reporting).

10.  Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

11.  Review reports from the independent accountants regarding (i) all critical accounting policies and practices to be used; (ii) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of their use and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

12.  Evaluate the qualifications and performance of the independent accountants and obtain and review a report from the independent accountants at least annually regarding (i) the independent accountants’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more audits carried out by the firm and (iii) any steps taken to deal with any such issues.

13.  On an annual basis, review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine their continued independence. Also on an annual basis, the Audit Committee shall ensure its receipt from the independent accountants of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard No. 1. The Audit Committee will take, or recommend that the Board take, any other appropriate action to oversee the independence of the independent accountants.

14.  Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit, in each case at least once every five years (or more frequently, if required by law or regulation).

15.  Periodically consult with the independent accountants out of the presence of management about internal controls over financial reporting and the fullness and accuracy of the Corporation’s financial statements.

16.  Have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

17.  Direct the Corporation to pay the amounts determined by the Audit Committee to be paid as compensation to the independent accountants for purposes of preparing or issuing an audit report and to any advisers employed by the Audit Committee.

(c)  Financial Reporting Processes and Controls

18.  In consultation with the independent accountants and financial management, review the integrity of the Corporation’s financial reporting processes and controls, both its internal controls over financial reporting and its external controls.

19.  Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

20.  Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or financial management.

21.  Periodically review the Corporation’s system of internal controls over financial reporting and consider their effectiveness in ensuring that (i) records are maintained in reasonable detail and accurately and fairly reflect the transactions and disposition of the assets of the Corporation, (ii) there is reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Corporation are being made only in accordance with authorizations of managements and directors of the Corporation and (iii) there is reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Corporation’s assets that could have a material effect on the financial statements.

22.  Review any disclosures made to the Audit Committee by the Corporation’s CEO and CFO during the certification process for the Corporation’s 10-Ks and 10-Qs about (i) any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein, (ii) any fraud involving management or other employees who have a significant role in the Corporation’s internal controls over financial reporting and (iii) any change in internal controls over financial reporting that has materially affected or is reasonably likely to materially affect, the Corporation’s internal controls over financial reporting.

(d)  Process Improvement

23.  Establish regular and separate systems of reporting to the Audit Committee by each of financial management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

24.  Establish procedures for the receipt, retention, treatment and investigation of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

25.  Following completion of the annual audit, review separately with each of financial management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

26.  Review and resolve any disagreement among management and the independent accountants in connection with the preparation of the financial statements.

27.  Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices or controls have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

28.  Oversee and enforce compliance by all directors, officers and employees with the Corporation’s Code of Ethics, and handle and investigate, as deemed appropriate, any reports of a known or suspected violation of the Code of Ethics.

29.  Review and approve any “related party transactions” that would be required to be disclosed pursuant to Commission Regulation S-K, Item 404.

30.  Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

APPENDIX B

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

DAILY JOURNAL CORPORATION

PRE-APPROVAL POLICY

I.    STATEMENT OF PRINCIPLES

The Audit Committee of the Board of Directors (the “Board”) of Daily Journal Corporation (the “Corporation”) is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received pre-approval pursuant to this policy, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically review previously pre-approved services, based on subsequent determinations.

II.    DELEGATION

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair of the Audit Committee the authority to amend or modify the list of pre-approved non-audit services and fees. The Chair will report action taken to the Audit Committee at its next scheduled meeting. The Audit Committee may also delegate pre-approval authority to one or more of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to the Board generally.

III.    AUDIT SERVICES

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The independent auditor will provide the Audit Committee with an engagement letter and fee proposal outlining the scope and cost of the audit services proposed to be performed during the fiscal year. Once agreed to by the Audit Committee, the final engagement letter and fee proposal will be formally accepted. The Audit Committee will then approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Corporation structure or other matters.

The Audit Committee has granted pre-approval for other audit services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved (i) statutory audits or financial audits for subsidiaries or affiliates of the Corporation, (ii) services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents, etc.), and assistance in responding to SEC comment letters, and (iii) consultations by the Corporation’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting body (other than services that are “audit-related” services under SEC rules which have been separately pre-approved). Other audit services that reasonably could be performed by someone other than the independent auditor must be separately pre-approved by the Audit Committee.

IV.    AUDIT-RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and has pre-approved audit-related services related to (i) internal control reviews and assistance with internal control reporting requirements, (ii) consultations by the Corporation’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting body (other than services that are “audit” services under SEC rules which have been separately pre-approved), (iii) attest services not required by statute or regulation, and (iv) agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters. All other audit-related services must be separately pre-approved by the Audit Committee.

V.    TAX SERVICES

It is the preference of the Audit Committee for tax services such as tax compliance, tax planning and tax advice to be performed by an accountant other than the independent auditor. However, if the Audit Committee believes that the independent auditor can provide tax services to the Corporation without impairing the auditor’s independence, and the Audit Committee desires to retain the independent auditor for tax services, those services must be specifically pre-approved by the Audit Committee. In no event will the Audit Committee permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

VI.    ALL OTHER SERVICES

The Audit Committee may grant pre-approval to those permissible non-audit services classified as “all other” services that it believes are routine and recurring services, and would not impair the independence of the auditor.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.    PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.    SUPPORTING DOCUMENTATION

With respect to each proposed pre-approved service, the independent auditor will be required to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX.    PROCEDURES

Except for the annual audit services engagement (the procedures for which are set forth in Section III above), all requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Executive Officer, and must include a joint statement as to whether, in their view, the request or application is permissible under all legal requirements and consistent with the SEC’s rules on auditor independence.

EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

Bookkeeping or other services related to the accounting records or financial statements of the audit client*

Financial information systems design and implementation*

Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

Actuarial services*

Internal audit outsourcing services*

Management functions

Human resources

Broker-dealer, investment adviser or investment banking services

Legal services

Expert services unrelated to the audit

* Provision of these non-audit services may be permitted if it is reasonable to conclude (without reference to materiality) that the results of these services will not be subject to audit procedures during the audit of the Corporation’s financial statements.

PROXY

DAILY JOURNAL CORPORATION

The undersigned hereby appoints Charles T. Munger, J. P. Guerin and Gerald L. Salzman as proxyholders, each with the power to appoint his substitute; hereby authorizes them or any of them to represent and vote as designated below all the shares of common stock of Daily Journal Corporation held of record by the undersigned on December 12, 2003 at the Annual Meeting of Shareholders to be held on February 4, 2004 or any adjournment thereof; and hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 2, 2004.

1. Electionof Directors	☐ FOR all nominees listed below (exceptas marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Charles T. Munger, J. P. Guerin, Gerald L. Salzman, Donald W. Killian, Jr., George C. Good

(To withhold authority for any individual nominee, strike a line through his name above.)

2.  Ratification of appointment of Ernst & Young LLP as independent accountants for current fiscal year.

☐  FOR                      ☐  AGAINST                      ☐  ABSTAIN

3.  In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

(Please sign and date this Proxy on the reverse side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2. Unless otherwise specified, the proxyholders or their substitute may cast an equal number of votes for each nominee for director or cumulate such votes and distribute them among the nominees at the discretion of such proxyholders.

This Proxy is solicited on behalf of the Board of Directors of the Daily Journal Corporation.

Dated:                                                  , 2004

Signature:

Signature:

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.